UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 13, 2012
Date of Report (Date of earliest event reported)

I-Level Media Group Incorporated
(Exact name of registrant as specified in its charter)

Nevada	000-52069	98-0466350
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

902, B1, KangBao Huayuan #8 Gongren Tiyuchang Donglu Chaoyand District, Beijing, PRC	100020
(Address of principal executive offices)	(Zip Code)

+86 10-65-911-544
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03         Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year End

Effective March 13, 2012, I-Level Media Group Incorporated (the “Company”) increased the number of its authorized shares of Common Stock from 14,642,857  shares, par value $0.001 per share, to 1,000,000,000 shares, par value $0.001 per share.  A copy of the Certificate of Amendment filed with the Nevada Secretary of State with respect to the increase in authorized capital is attached hereto as Exhibit 3.1.

The proposal to increase the Company’s authorized share capital was described in the Company’s definitive Schedule 14C information statement as filed with the Securities and Exchange Commission (the “SEC”) on February 21, 2012.  The increase in the Company’s authorized share capital was approved by written consent of a majority of the Company’s shareholders as of the record date of July 27, 2011.

Item 9.01         Financial Statements and Exhibits.

Exhibit Number	Document
3.1	Certificate of Amendment filed with the Nevada Secretary of State on March 13, 2012.

__________

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

I-LEVEL MEDIA GROUP INCORPORATED /s/ Francis Chiew
DATE: March 13, 2012	Francis Chiew Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and a director

__________